InspireMD Announces Adjustments to Shares Receivable Upon Warrant Exercise and Exercise Price Per Share

BOSTON, MA – October 6, 2016 – InspireMD, Inc. (NYSE MKT: NSPR, NSPR.WS) (“InspireMD” or the “Company”), a leader in embolic prevention systems (EPS), neurovascular devices and thrombus management technologies, today announced that in conjunction with the 1-for-25 reverse stock split announced last week following the Company’s special meeting of stockholders, the number of shares of common stock of InspireMD receivable upon exercise of one warrant currently trading on the NYSE MKT and the exercise price will adjust from 1 share at the exercise price of $0.20 per share of common stock to 1/25 of one share at the exercise price of $0.20 per 1/25 of one share of common stock, effective at 5:00 p.m. ET on October 7, 2016. Warrants may only be exercisable for a whole number of shares of common stock. Warrants exercised on or prior to October 7 will be on a pre-adjusted basis.

InspireMD’s warrants will continue to trade on the NYSE MKT under the symbol “NSPR.WS.” The CUSIP number for the Company’s warrants will remain 45779A 119.

Additional information regarding these warrant adjustments can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 18, 2016, a copy of which is also available at www.sec.gov or at www.inspiremd.com under the SEC Filings tab located on the Investors page.

About InspireMD, Inc.

InspireMD seeks to utilize its proprietary MicroNetTM technology to make its products the industry standard for embolic protection and to provide a superior solution to the key clinical issues of current stenting in patients with a high risk of distal embolization, no reflow and major adverse cardiac events.

InspireMD intends to pursue applications of this MicroNet technology in coronary, carotid (CGuardTM), neurovascular, and peripheral artery procedures. InspireMD’s common stock is quoted on the NYSE MKT under the ticker symbol NSPR and certain warrants are quoted on the NYSE MKT under the ticker symbol NSPR.WS.

Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) market acceptance of our existing and new products, (ii) negative clinical trial results or lengthy product delays in key markets, (iii) an inability to secure regulatory approvals for the sale of our products, (iv) intense competition in the medical device industry from much larger, multinational companies, (v) product liability claims, (vi) product malfunctions, (vii) our limited manufacturing capabilities and reliance on subcontractors for assistance, (viii) insufficient or inadequate reimbursement by governmental and other third party payers for our products, (ix) our efforts to successfully obtain and maintain intellectual property protection covering our products, which may not be successful, (x) legislative or regulatory reform of the healthcare system in both the U.S. and foreign jurisdictions, (xi) our reliance on single suppliers for certain product components, (xii) the fact that we will need to raise additional capital to meet our business requirements in the future and that such capital raising may be costly, dilutive or difficult to obtain and (xiii) the fact that we conduct business in multiple foreign jurisdictions, exposing us to foreign currency exchange rate fluctuations, logistical and communications challenges, burdens and costs of compliance with foreign laws and political and economic instability in each jurisdiction. More detailed information about the Company and the risk factors that may affect the realization of forward looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Investor Contacts:

InspireMD, Inc.

Craig Shore

Chief Financial Officer

Phone:	1-888-776-6804 FREE

Email: craigs@inspiremd.com

Lazar Partners

David Carey

Investor Relations

(212) 867-1768

dcarey@lazarpartners.com

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